NETWORK-1 SECURITY SOLUTIONS, INC.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-143710

PROSPECTUS SUPPLEMENT NO. 2
(To Prospectus dated May 11, 2010)

This is a prospectus supplement to our prospectus dated May 11, 2010 (the “Prospectus”) relating to the resale from time to time by selling stockholders of up to 9,438,449 shares of our common stock, including shares issuable upon exercise of outstanding warrants and options.  On July 20, 2010, we filed with the Securities and Exchange Commission a Current Report on Form 8-K.  The text of the Current Report on Form 8-K is attached to and a part of this supplement.

This prospectus supplement should be read in conjunction with the Prospectus and may not be delivered or utilized without the Prospectus.  This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus.

The securities offered by the Prospectus involve a high degree of risk.  You should carefully consider the “Risk Factors” referenced on pages 6-11 of the Prospectus in determining whether to purchase the common stock.

The date of this prospectus supplement is July 20, 2010.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 14, 2010

Network-1 Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14896	11-3027591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 1018, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 829-5770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 19, 2010, Network-1 Security Solutions, Inc. (the “Company”) issued a press release announcing the settlement of its patent litigation against Adtran, Inc., Cisco Systems, Inc. and Cisco Linksys, LLC, Enterasys Networks, Inc., Extreme Networks, Inc., Foundry Networks, Inc. and 3Com Corporation pending in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of Network-1’s Remote Power Patent (U.S. Patent No. 6,218,930).  The press release is attached as Exhibit 99.1 and the Settlement Agreements are attached as Exhibit 10.1, 10.2, 10.3 and 10.4 hereto and the exhibits are incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number             Description

10.1*
Settlement Agreement between the Company and Cisco Systems, Inc. and Cisco-Linksys, LLC.  Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

10.2*	Settlement Agreement between the Company Extreme Networks, Inc.

10.3*	Settlement Agreement between the Company and Foundry Networks, Inc., Enterasys Networks, Inc. and Adtran, Inc.

10.4*	Settlement Agreement between the Company and 3Com Corporation and Hewlett Packard Corporation

99.1*	Press Release, dated July 19, 2010

* Attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 SECURITY SOLUTIONS, INC.

Dated: July 20, 2010	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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EXHIBIT 10.1

1.           Up Front Payment.  Cisco pays Network-1 $26 million within fifteen (15) days of filing of the dismissal of the Lawsuit (the “Initial Payment”).  This Initial Payment is non-contingent and is not refundable under any circumstances, independent of any events, including any outcome of the current lawsuit against the remaining defendants, except with respect to those circumstances detailed in paragraph 5.

2.           Company.  Company includes Network-1 and Corey Horowitz and any of their present or future Affiliates, including without limitation CMH Capitol Management.   [“Affiliate(s)” of a Party shall mean any and all entities, now or in the future and for so long as the following ownership and control exists, that: (i) own or control, directly or indirectly, the Party; (ii) are owned or controlled by, or under common control with, directly or indirectly, the Party; or (iii) are owned or controlled, directly or indirectly, by a Parent Company.  For purposes of the preceding sentence, “own or control” shall mean the possession, directly or indirectly, of the power to direct, influence, or cause the direction of the management or policies of a corporation or other entity whether through ownership of voting securities, by contract or otherwise.   Party includes Network-1, Corey Horowitz, CMH Capitol Management, Cisco Systems and Cisco-Linksys.]

3.           Dismissal.  Network-1 will dismiss the lawsuit with prejudice (“Lawsuit”).  The parties will agree on a form of dismissal to file with the Court within ten (10) days of executing this Term Sheet.

CONFIDENTIAL ATTORNEYS’ EYES ONLY

4.           License to Cisco.  Company grants a nonexclusive, worldwide license to Cisco and all current and future Affiliates of Cisco for products sold directly or indirectly by Cisco (“Licensed Products”), including have made rights.  This license covers any *** or ***, extends to ***, and continues until the last of the Licensed Patents (as defined below) expires.   The license extends up and down Cisco’s chain but only with respect to Cisco’s products.  Each year, Cisco pays Network-1 royalties per *** sold in the United States *** according to the following schedule.

Cumulative Total *** Sold In a Calendar Year	Royalty per ***
***	$***
***	$***
***	$***
***	$***
***	$***

In no calendar year shall Cisco’s payments exceed the “Royalty Cap”, which shall be $8,000,000 per calendar year for calendar year 2011 through and including calendar year 2015, $9,000,000 per calendar year for calendar years 2016 through 2019, and for calendar year 2020, $9,000,000 multiplied by the percentage of the year 2020 that  U.S. Patent No. 6,218,930 (“Asserted Patent”) is effective.  Payments to be made quarterly 30 days after the end of the quarter (on a calendar year basis) with no payments due or owed for any part of calendar year 2010 or earlier.

*** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL ATTORNEYS’ EYES ONLY

5.           License Arrangement.  For the 90 days after July 15, 2010 (the “Diligence Period”), Network-1 shall conduct due diligence on the following patent properties: U.S. Patent Nos. *** and *** and U.S. Patent Application No. ***, and including all foreign counterparts claiming priority from the *** patent or the *** patent or the *** patent application (collectively “*** Patents”).  Cisco shall cooperate with Network-1 in obtaining permission for Network-1 to review any relevant *** agreements subject to suitable confidentiality provisions. On or before the last day of the Diligence Period, Network-1 shall in writing either confirm or decline to accept assignment of the *** Patents.  If Network-1 confirms to accept assignment of the *** Patents, then:

•	Cisco will cause the *** Patents to be assigned to Network-1.
•	Cisco will retain a fully paid up irrevocable license to the *** Patents.
•
After the Diligence Period, Network-1 (or any subsequent assignee of the PoE Portfolio as defined below) shall use good faith efforts to license the *** Patents together with the Asserted Patent (as defined below) (together the “PoE Portfolio”) to any non-licensed entities.

•	If in any year, Network-1 (or its subsequent assignee) does not use good faith efforts to license the PoE Portfolio then no further payments are due from Cisco but the license to Cisco will continue.

*** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL ATTORNEYS’ EYES ONLY

•
At the conclusion of each calendar year during the term of any of the patents in the PoE Portfolio (assuming good faith efforts are met), Network-1 (or its subsequent assignee, or both if a partial interest is assigned) will provide an accounting for royalties received by Network-1 (or its subsequent assignee, or both if a partial interest is assigned) for the PoE Portfolio in that calendar year.   For the calendar year following that year, the annual Royalty Cap for that year shall be reduced by 35% of the net royalties (royalties minus expenses reasonably incurred) received by Network-1 (or its subsequent assignee, or both if a partial interest is assigned) for its PoE Portfolio during the immediately preceding year.

•
If in any year that calculation would result in a negative Royalty Cap, Network-1 (or its subsequent assignee, or both if a partial interest is assigned) shall reimburse Cisco the amount by which the Royalty Cap would be negative, provided, however, that Network-1 (or its subsequent assignee, or both if a partial interest is assigned) shall not reimburse Cisco more than Cisco’s Initial Payment to Network-1 under the Agreement and such reimbursements shall end when the Asserted Patent expires or the last royalty payment is received from Cisco whichever is later.  Royalties received by Network-1 that can be shown to result solely from licensing the Asserted Patent will not be included in net royalties.  If, prior to the expiration of the Asserted Patent, Cisco’s obligation to pay according to paragraph 4 is terminated for any reason, 35% of the net royalties shall be reimbursed each calendar year to Cisco provided, however, that Network-1 (or its subsequent assignee, or both if a partial interest is assigned) shall not reimburse Cisco more than Cisco’s Initial Payment to Network-1 under the Agreement and such reimbursements shall end with the expiration of the Asserted Patent.

CONFIDENTIAL ATTORNEYS’ EYES ONLY

6.           Ninety Day Window.  During the Diligence Period after this Term Sheet, Network-1 and Cisco will endeavor to discuss with the current defendants a resolution and license arrangement including letting them know about the potential agreement with respect to the *** Patents.  During that period of time, Network-1 shall not enforce or seek to enforce the *** Patents against any of the current defendants.

7.           Licensed Patents.  Cisco gets a license (to the extent that such license can be granted by Company and if not a license, than the most rights the Company can grant) to any and all classes and types of patents, patent applications, and patent rights recognized anywhere in the world having a filing date or priority date on or before five (5) years from the Effective Date that Company or any of its Affiliates owns, has, or acquires, now or in the future, the right to enforce or grant licenses, rights, releases, covenants, or immunities, all patents related thereto, and all patents claiming benefit, in whole or in part, of any of their filing dates including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing, including without limitation U.S. Patent No. 6,218,930 (the “Asserted Patent”).

8.           Release.  Company releases Cisco (including all Affiliates, up and down Cisco’s chain but only with respect to Cisco’s products or *** but only with respect to the use of the Cisco products, and ***) for all past causes of action, including but not limited to any claim of infringement of a Licensed Patent. Cisco releases Company and its Affiliates for all past causes of action that were, or might have been raised in this litigation.  Notwithstanding the foregoing, these releases do not release any obligation set forth in this Term Sheet.  *** shall expressly exclude *** and the release in this section does not release any of these entities in any way.

*** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL ATTORNEYS’ EYES ONLY

9.           Invalidity or Non-Infringement Finding.  In the event of any finding of invalidity, unenforceability or a Non-Infringement finding as to claims 6 and 9 of the Asserted Patent as part of any judicial, regulatory or administrative proceeding (“Body”), then no further payments shall be due from Cisco (subject to the qualification below) but the license to Cisco shall continue.  A Non-Infringement finding arises if, for example, a Body finds that a product accused of infringing claim 6 or claim 9 of the Asserted Patent either (i) lacks any claim element of claim 6 or claim 9 of the Asserted Patent; (ii) is covered by an implied license to the Asserted Patent that would apply in the same way to Cisco; (iii) is subject to patent exhaustion that would apply in the same way to Cisco; or (iv) is subject to legal estoppel that would apply in the same  way to Cisco.  If the parties disagree with the effect the ruling has on Cisco’s obligation to pay royalties under this Agreement, the parties may submit the issue of whether the finding would be applicable to Cisco’s products to a mutually agreed upon mediator for mediation followed, if necessary, by a one day binding arbitration before an arbitration panel pursuant to the rules of JAMS.  If such invalidity, unenforceability, and Non-Infringement findings later are reversed by a competent appellate body (“Appellate Body”), then Cisco’s payments shall resume and Cisco shall pay the royalties that were not paid during any period of time ***.  However, if the original finding later is reinstated by a subsequent competent appellate body, then no futher payments shall be due from Cisco but the license to Cisco shall continue.  Cisco agrees that Cisco will not directly challenge or affirmatively encourage others to challenge the validity or infringement of the Asserted Patent.  Notwithstanding the foregoing, Company agrees that Cisco may provide assistance to any of the defendants in this matter through the life of this case, including any and all trials and appeals.

10.         MFN.  Network-1 represents and warrants that the royalty rate paid by Cisco is the lowest granted to any other licensee.  If Network-1 grants or has granted a license with a lower royalty rate ***, then Cisco shall be entitled to obtain the benefit of such lower royalty rate if it agrees to the other material terms of the license.

*** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL ATTORNEYS’ EYES ONLY

11.         Representations and Warranties.  Network-1 represents and warrants authority, title, and right to grant licenses and releases to the Asserted Patent.  .  Cisco represents and warrants that, in its reasonable estimation, the total number of Ports that will be sold in the United States in calendar year 2010 will be approximately *** Ports.

12.         Assignment.  Any assignment of the Licensed Patents is subject to the terms of this Term Sheet and the terms of the Agreement.

13.         No Circumvention.  Neither Company nor Cisco will take any actions designed to circumvent the protections in this Term Sheet or the Agreement.

14.         Breach.  If Company materially breaches the Term Sheet or the Agreement and does not cure within 30 days of Notice from Cisco, then no further payments will be due from Cisco, and all licenses granted by Company become fully paid-up, royalty-free, and irrevocable.  The parties agree that a violation of paragraph 15 by Network-1 constitutes a material breach of this Term Sheet and the Agreement, which cannot be cured.  If the parties cannot agree whether Company has materially breached, or if the parties cannot agree whether there has been a violation of paragraph 15 by Network-1, the issue will be determined by Judge *** in a private session.

*** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL ATTORNEYS’ EYES ONLY

15.         Confidentiality.  The discussions between the parties, all information exchanged between Cisco and the Company during the discussions, the terms exchanged by the parties, the terms of this Term Sheet and the terms of any long form agreement (the “Agreement”) (collectively “Confidential Terms”) shall be confidential and only disclosed in accordance with the provisions of this Term Sheet or the Agreementor if required by court order, governmental agency or as otherwise may be required by law, provided the Party required to disclose gives the other Party written notice at least ten (10) days prior to disclosure (unless otherwise provided for in this Term Sheet) to enable the other Party to seek a protective order, and reasonable steps are taken by the disclosing Party to maintain the confidentiality of the Confidential Terms.  The Confidential Terms shall remain confidential and be used only for the purpose of negotiating and entering into the Agreement.  Network-1 or Cisco may issue a press release regarding the settlement subject to approval in writing from the other regarding the content of such press release.  The parties shall work in good faith towards an appropriate mutually agreed upon press release(s) intended to be disclosed upon the conclusion of the trial in the district court whether the conclusion is by jury verdict, settlement or otherwise.

Network-1 believes that, in order to comply with its obligations under the securities laws, that, in addition to issuing  a press release regardingthe settlement, Network-1 will need to file a Form 8-K including a copy of the Term Sheet as an exhibit (“Initial 8-K”) and will need to file an additional Form 8-K including the the executed Agreement between the parties (“Second 8-K”).  With respect to the Initial 8-Kand the Second 8-K, Network-1 agrees to seek confidential treatment under SEC rules of certain provisions (as the parties mutually agree in good faith) of the Term Sheet and the Agreement.

The Company agrees that, except as otherwise required by applicable SEC disclosure rules, Network-1 will only disclose the amount of royalty payments received from Cisco in the aggregate with royalty payments received from other parties (unless Network-1 has received payments only from Cisco during such reporting period).

Nothing herein shall preclude Network-1 from complying with its obligations under applicable  securities laws.

It shall be a material breach of the Agreement for the Company to violate any of the foregoing provisions in this paragraph 15.

CONFIDENTIAL ATTORNEYS’ EYES ONLY

16.         Within 30 days of this Term Sheet, the parties shall enter into a long form agreement (the “Agreement”) consistent with the terms of this Term Sheet.  The Company and Cisco agree to consult with Judge *** regarding any dispute regarding the implementation of a provision of this Term Sheet into the Agreement.

signatures on the following pages

*** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONFIDENTIAL ATTORNEYS’ EYES ONLY

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives on ___________________________:

CISCO SYSTEMS INC.

By: /s/ Neal A. Rubin

Name: Neal A. Rubin

Title: Vice President, Legal Services

CISCO-LINKSYS LLC

By:  /s/ Neal A. Rubin

Name:  Neal A. Rubin

Title:  Vice President, Legal Services

NETWORK-1 SECURITY SOLUTIONS INC.

By: /s/ Corey M. Horowitz

Name: Corey M. Horowitz

Title: Chairman & CEO

Corey Horowitz:

By:  /s/ Corey M. Horowitz

Name:   Cory Horowitz

Title:     Individual

CONFIDENTIAL ATTORNEYS’ EYES ONLY

CMH CAPITAL MANAGEMENT

By:  /s/ Corey M. Horowitz

Name: Cory Horowitz

Title:   CEO

CONFIDENTIAL ATTORNEYS’ EYES ONLY

EXHIBIT 10.2

Binding Term Sheet

1.           Up Front Payment.  Extreme (Defendant) will pay Network-1 two million three hundred and fifty thousand dollars ($2.35 million) (the “Payment”).  The Payment is non-contingent and is not refundable under any circumstances and shall be paid as follows:

•	half of the Payment shall be paid by August 2, 2010; and
•	the remaining half of the Payment shall be paid by July 15, 2011.

The parties acknowledge that this payment was calculated in a manner consistent with the royalty schedule in paragraph 4 of the license agreement between Network-1 and Cisco.

2.           Company.  “Company” includes Network-1 and Corey Horowitz and any of their present or future Affiliates, including without limitation CMH Capital Management.

a.            “Affiliate(s)” of a Party shall mean any and all entities, now or in the future and for so long as the following ownership and control exists, that: (i) own or control, directly or indirectly, the Party; (ii) are owned or controlled by, or under common control with, directly or indirectly, the Party; or (iii) are owned or controlled, directly or indirectly, by a Parent Company.  For purposes of the preceding sentence, “own or control” shall mean the possession, directly or indirectly, of the power to direct, influence, or cause the direction of the management or policies of a corporation or other entity whether through ownership of voting securities, by contract or otherwise.  Party includes Network-1, Corey Horowitz, CMH Capital Management, and Extreme.

3.           Dismissal.  Network-1 will dismiss the lawsuit with prejudice (“Lawsuit”).  The parties will agree on a form of dismissal to file with the Court within five (5) business days of executing this Term Sheet.

4.           License to Defendants.  Company grants a nonexclusive, perpetual, irrevocable, fully paid up, worldwide license, including have made rights, to the Licensed Patents to Defendant and all current Affiliates of Defendant for products sold directly or indirectly by Defendant (“Licensed Products”).  This license covers any spun-off Affiliate or spun-off product line (which would remain subject to the royalty schedule set forth below), extends to combinations of Defendant’s products with other products but only with respect to Defendant’s products, and continues until the last of the Licensed Patents (as defined below) expires.  The license extends up and down Defendant’s chain but only with respect to Defendant’s products.

a.           This license extends to Defendant’s end user customers, but only to the extent of such customers’ use of Defendant’s licensed products or the licensed products of Defendant in conjunction with other products licensed by Network-1.

b.           This license does not extend to Defendant’s end user customers to the extent such customers use Defendant’s licensed products in conjunction with the switches or access devices of vendors who are not licensed by Network-1.  Notwithstanding the foregoing, Network-1 covenants not to sue any end user customer of Defendant for using a licensed product of Defendant in conjunction with the product of another unlicensed vendor unless and until Network-1 has reached a license agreement with such vendor.

CONFIDENTIAL

5.           Licensed Patents.  Licensed Patents includes (a) U.S. Patent No. 6,218,930 (the “Asserted Patent”), (b) all patents and patent applications currently owned by Company or an Affiliate or acquired by Company or an Affiliate within three (3) years of the date of this agreement, and (c) all patents or patent applications claiming benefit, in whole or in part, of any of their filing dates including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing, including without limitation U.S. Patent No. 6,218,930 (the “Asserted Patent”).

6.           Release.  Company releases Defendant (including all current Affiliates, up and down such Defendant’s chain but only with respect to such Defendant’s products or combinations of Defendant’s products with other products but only with respect to the use of the Defendant’s products) for all past causes of action, including but not limited to any claim of infringement of a Licensed Patent. Defendant releases Company and its Affiliates for all past causes of action that were, or might have been raised in this litigation.  Notwithstanding the foregoing, these releases do not release any obligation set forth in this Term Sheet, and this release shall expressly exclude 3Com and Hewlett-Packard and their Affiliates and the release in this section does not release any of these entities in any way.

7.           Representations and Warranties.  Network-1 represents and warrants authority, title, and right to grant licenses and releases to the Asserted Patent.

8.           Assignment.  Any assignment of the Licensed Patents is subject to the terms of this Term Sheet and the terms of the Agreement.  In the event of an acquisition of the Defendant, the licenses granted under this agreement shall continue for the Defendant’s existing products and continuations thereof.

9.           No Circumvention.  Neither Company nor Defendant will take any actions designed to circumvent the protections in this Term Sheet or the Agreement.

10.         Confidentiality.  The terms of this Term Sheet and the terms of the Agreement shall be confidential; provided, however, the parties acknowledge and agree that in order for Network-1 to comply with its obligations under the securities laws, Network-1 will be obligated to issue a press regarding this settlement agreement, file a Form 8-K which will include this Term Sheet as an exhibit, and file an additional Form 8-K which shall include the executed Agreement between the parties.

11.         Within 30 days of this Term Sheet, Network-1 and Defendant and Extreme shall negotiate in good faith and enter into a long form agreement (the “Agreement”) consistent with the terms of this Term Sheet.  The Company and Defendant agree to consult with Judge Davis regarding any dispute regarding the implementation of a provision of this Term Sheet into the Agreement.  This Binding Term Sheet constitutes a binding contract upon execution and is not conditioned on the execution of the Agreement.
CONFIDENTIAL

2

12.        Acknowledgement of Full Release.  The Parties understand and agree that this is a full, complete and final release of any and all claims described as aforesaid, and each party agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, covered under this Term Sheet as well as those which are known, anticipated, suspected or disclosed.

13.         Section 1542 Waiver.  Company and Defendant acknowledge that there is a risk that after execution of this Term Sheet, they may incur injury, loss, or costs, and each of them, which may be unknown or unanticipated at this time.  Nevertheless, Company and Defendant expressly waive any rights pursuant to California Civil Code section 1542 or similar state law.   California Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives on July 16, 2010:

EXTREME NETWORKS, INC.

By: /s/ Kenneth R. Adamo

Name: Kenneth R. Adamo

Title: Trial Counsel for Extreme Networks

NETWORK-1 SECURITY SOLUTIONS INC.

By: /s/ Corey M. Horowitz

Name: Corey M. Horowitz

Title: Chairman CEO

CONFIDENTIAL

3

Corey Horowitz:

By: /s/ Corey M. Horowitz

Name: Corey Horowitz

Title: Individual

CMH CAPITAL MANAGEMENT

By:  /s/ Corey M. Horowitz

Name: Corey Horowitz

Title: Principal

CONFIDENTIAL

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EXHIBIT 10.3

Binding Term Sheet

1.           Up Front Payment.  Foundry, Enterasys, and Adtran (collectively, “Defendants”) will pay Network-1 a combined total of two million seven hundred and twenty thousand dollars ($2.72 million) by August 2, 2010 (the “Payment”).  The Payment is non-contingent and is not refundable under any circumstances.   The parties acknowledge that this payment was calculated in a manner consistent with the royalty schedule in paragraph 4 of the license agreement between Network-1 and Cisco.  For purposes of this Binding Term sheet the term “Foundry” means, Brocade Communications Systems, Inc., Foundry Networks LLC, and Foundry Networks, Inc.

2.           Company.  “Company” includes Network-1 and Corey Horowitz and any of their present or future Affiliates, including without limitation CMH Capital Management.

a.            “Affiliate(s)” of a Party shall mean any and all entities, now or in the future and for so long as the following ownership and control exists, that: (i) own or control, directly or indirectly, the Party; (ii) are owned or controlled by, or under common control with, directly or indirectly, the Party; or (iii) are owned or controlled, directly or indirectly, by a Parent Company.  For purposes of the preceding sentence, “own or control” shall mean the possession, directly or indirectly, of the power to direct, influence, or cause the direction of the management or policies of a corporation or other entity whether through ownership of voting securities, by contract or otherwise.  Party includes Network-1, Corey Horowitz, CMH Capital Management, Foundry Networks, Enterasys, and Adtran.

3.           Dismissal.  Network-1 will dismiss the lawsuit with prejudice (“Lawsuit”).  The parties will agree on a form of dismissal to file with the Court within five (5) business days of executing this Term Sheet.

4.           License to Defendants.  Company grants a nonexclusive, perpetual, irrevocable, fully paid up, worldwide license, including have made rights, to the Licensed Patents to Defendants and all current Affiliates of Defendants for products sold directly or indirectly by Defendants (“Licensed Products”).  This license covers any spun-off Affiliate or spun-off product line, extends to combinations of Defendants’ products with other products but only with respect to Defendants’ products, and continues until the last of the Licensed Patents (as defined below) expires.  The license extends up and down Defendants’ chain but only with respect to Defendants’ products.

a.           This license extends to Defendants’ end user customers, but only to the extent of such customers’ use of Defendants’ licensed products or the licensed products of Defendants in conjunction with other products licensed by Network-1.

b.           This license does not extend to Defendants’ end user customers to the extent such customers use Defendants’ licensed products in conjunction with the switches or access devices of vendors who are not licensed by Network-1.  Notwithstanding the foregoing, Network-1 covenants not to sue any end user customer of Defendants for using a licensed product of Defendants in conjunction with the product of another unlicensed vendor unless and until Network-1 has reached a license agreement with such vendor.

CONFIDENTIAL

5.           Licensed Patents.  Licensed Patents includes (a) U.S. Patent No. 6,218,930 (the “Asserted Patent”), (b) all patents and patent applications currently owned by Company or an Affiliate or acquired by Company or an Affiliate within three (3) years of the date of this agreement, (c) the Microsemi Patents identified in the license agreement between Cisco and Network-1 to the extent acquired under subsection (b) above, and (d) all patents or patent applications claiming benefit, in whole or in part, of any of the filing dates of the patents or applications in categories (a), (b), or (c) above including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing, including without limitation U.S. Patent No. 6,218,930 (the “Asserted Patent”).

6.           Release.  Company releases Foundry, Enterasys, and Adtran (including all current Affiliates, up and down such Defendant’s chain but only with respect to such Defendant’s products or combinations of Defendant’s products with other products but only with respect to the use of the Defendant’s products) for all past causes of action, including but not limited to any claim of infringement of a Licensed Patent and any cause of action that could have been raised in this litigation. Defendants release Company and its Affiliates for all past causes of action that were, or might have been raised in this litigation.  Notwithstanding the foregoing, these releases do not release any obligation set forth in this Term Sheet, and this release shall expressly exclude 3Com, Extreme, Hewlett-Packard and their Affiliates and the release in this section does not release any of these entities in any way.

7.           Representations and Warranties.  Network-1 represents and warrants authority, title, and right to grant licenses and releases to the Asserted Patent.

8.           Assignment.  Any assignment of the Licensed Patents is subject to the terms of this Term Sheet and the terms of the Agreement.  In the event of an acquisition of a Defendant, the licenses granted under this agreement shall continue for the Defendants’ existing products and continuations thereof.

9.           No Circumvention.  Neither Company nor Defendants will take any actions designed to circumvent the protections in this Term Sheet or the Agreement.

10.         Confidentiality.  The terms of this Term Sheet and the terms of the Agreement shall be confidential; provided, however, the parties acknowledge and agree that in order for Network-1 to comply with its obligations under the securities laws, Network-1 will be obligated to issue a press release regarding this settlement agreement, file a Form 8-K which will include this Term Sheet as an exhibit, and file an additional Form 8-K which shall include the executed Agreement between the parties.

11.         Within 30 days of this Term Sheet, Network-1 and each of Foundry, Enterasys, and Adtran shall negotiate in good faith and enter into separate long form agreement (the “Agreement”) consistent with the terms of this Term Sheet.  The Company and Defendants agree to consult with Judge Davis regarding any dispute regarding the implementation of a provision of this Term Sheet into the Agreement.  This Binding Term Sheet constitutes a binding contract upon execution and is not conditioned on the execution of the Agreement.

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12.        Acknowledgement of Full Release.  The Parties understand and agree that this is a full, complete and final release of any and all claims described as aforesaid, and each party agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, covered under this Term Sheet as well as those which are known, anticipated, suspected or disclosed.

13.         Section 1542 Waiver.  Company and Defendants acknowledge that there is a risk that after execution of this Term Sheet, they may incur injury, loss, or costs, and each of them, which may be unknown or unanticipated at this time.  Nevertheless, Company and Defendants expressly waive any rights pursuant to California Civil Code section 1542 or similar state law.   California Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

signatures on the following pages

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IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives on July 16, 2010:

BROCADE COMMUNICATIONS SYSTEMS, INC.

By: /s/ Karle J. Cherian

Name: K. J. Cherian

Title: Counsel

ENTERASYS NETWORKS, INC,

By: /s/ William Cornelius

Name: William Cornelius

Title: Counsel

ADTRAN, INC.

By: /s/ David Bahloz

Name: David Bahloz

Title: Counsel

NETWORK-1 SECURITY SOLUTIONS INC.

By: /s/ Corey M. Horowitz

Name: Corey M. Horowitz

Title: Chairman, CEO

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Corey Horowitz:

By:  /s/ Corey M. Horowitz

Name:   Corey Horowitz

Title:     Individual

CMH CAPITAL MANAGEMENT

By:  /s/ Corey M. Horowitz

Name:   Corey Horowitz

Title: Principal

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EXHIBIT 10.4

JULY 16, 2010

Re:          Network-1 Security Solutions, Inc. v. Cisco Systems, Inc. et al.
6:08-CV-00030-LED
             _______________________________________________

Memorandum of Understanding Between Network-l Security Solutions, Inc. and Hewlett-Packard Company

1.	Cash payment of $1,250,000.00 to Network-l within 15 days.
2.	Release to Hewlett-Packard, 3Com and all customers for all 3Com products sold prior to this agreement.
3.	Stipulation of dismissal without prejudice filed within 45 days.
4.	A more formal settlement agreement including the release shall be finalized within 45 days. Any dispute about the terms of such agreement shall be settled by Judge Davis.
5.	180-day standstill for any litigation between the parties.
6.	The outcome of the above-referenced proceeding shall have no binding or preclusive effect on HP.
7.	Venue for any subsequent litigation between the parties and concerning the '930 Patent shall be in EDTX in front of Judge Davis.
8.
The fact of the resolution of this matter as well as all of the terms of this and any agreement contemplated herein shall not be used in any case for any purpose, including the current case and any future case involving the '930 Patent against HP or any other party.

9.	No allegations of willfulness may be made against 3Com or HP in any proceeding concerning the '930 Patent.
10.	HP will not assert a defense of laches or failure to mark in any proceeding concerning the '930 Patent.
11.	The terms of this agreement and any subsequent agreements shall be confidential.
12.	Nothing herein shall preclude Network-l from complying with its obligations under the applicable securities law.
13.	Nothing herein is intended to be a license by Network-l to 3Com or Hewlett-Packard.

/s/ Andrew J. Curtin
For: Hewlett-Packard Company

/s/ Corey M. Horowitz
For: Network-1 Security Solutions

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NETWORK-1 ANNOUNCES SETTLEMENT OF PATENT LITIGATION WITH MAJOR NETWORKING VENDORS

New York, New York-July 19, 2010-- Network-1 Security Solutions, Inc. (OTC BB: NSSI) announced today that it agreed to settle its patent litigation against Adtran, Inc., Cisco Systems, Inc. and Cisco-Linksys, LLC, (collectively, “Cisco”), Enterasys Networks, Inc., Extreme Networks, Inc., Foundry Networks, Inc., and 3Com Corporation, Inc., pending in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of Network-1’s Remote Power Patent, U.S. Patent No. 6,218,930 (“Remote Power Patent”).

As part of the settlement, Adtran, Cisco, Enterasys, Extreme Networks and Foundry Networks each entered into a settlement agreement with Network-1 and agreed to enter into non-exclusive licenses for the Remote Power Patent (the “Licensed Defendants”).  Under the terms of the licenses, the Licensed Defendants agreed to pay to Network-1 an aggregate upfront payment of approximately $32 million and have also agreed to license the Remote Power Patent for its full term, which expires in March 2020.

In addition, Cisco agreed to pay royalties (beginning in 2011) based on its sales of Power over Ethernet (“PoE”) products up to maximum royalty payments per year of $8 million through 2015 and $9 million per year thereafter for the remaining term of the patent.  The royalty payments are subject to certain conditions including the continued validity of Network-1’s Remote Power Patent, and the actual royalty amounts received may be less than the caps stated above.

The settlement with 3Com provides for a  dismissal of the litigation without prejudice.  The release covers sales of certain 3Com Power over Ethernet products sold through the date of the settlement.  In addition, Network-1 and 3Com’s parent, Hewlett Packard Corporation, agreed that the dismissal does not apply to Hewlett-Packard Power over Ethernet products and that any future litigation involving Network-1 and Hewlett Packard involving the Remote Power Patent will be in the United States District Court for the Eastern District of Texas.

Network-1 was represented in the litigation by Dovel & Luner of Santa Monica, California and Ward & Smith of Longview, Texas.

For more details about the settlement, please see the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

The Remote Power Patent relates to, among other things, delivering power over Ethernet cables to remotely power network connected devices including, among others, wireless switches, wireless access points, RFID card readers, VoIP telephones and network cameras.  In June 2003, the IEEE approved the 802.3af PoE Standard which led to the rapid adoption of PoE.

ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. It currently owns six patents covering various telecommunications and data networking technologies and is currently focusing its licensing efforts on its Remote Power Patent (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet networks.  The Remote Power Patent was granted by the U.S. Office of Patents and Trademarks on April 17, 2001 and expires on March 7, 2020.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning the Company's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Company's Annual   Report on Form 10-K for the year ended December 31, 2009 including, among others, the ability of Network-1 to obtain license agreements from third parties for its patent portfolio, uncertainty of patent litigation, the Company's ability to achieve revenues and profits from its patent portfolio, the Company's ability to raise capital when needed, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, the Company expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Contacts:

    Network-1 Security Solutions, Inc.
    Corey M. Horowitz, 212-829-5770